EXHIBIT 1

JOINT FILING AGREEMENT

We, the signatories of the Statement on Schedule 13G to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

Date: February 13, 2019

BCP GP LIMITED

By:	/s/ A.J. Silber

Name: A.J. Silber
Title: Director

BROOKFIELD CAPITAL PARTNERS LTD.

By:	/s/ A.J. Silber

Name: A.J. Silber
Title: Officer

BPE IV (NON-CDN) GP LP, by its general partner, BROOKFIELD CAPITAL PARTNERS LTD.

By:	/s/ A.J. Silber

Name: A.J. Silber
Title: Officer

BCP IV GRAFTECH HOLDINGS LP, by its general partner, BPE IV (NON-CDN) GP LP, by its general partner, BROOKFIELD CAPITAL PARTNERS LTD.

By:	/s/ A.J. Silber

Name: A.J. Silber
Title: Officer